EXHIBIT 1.1


                         ADVISORS DISCIPLINED TRUST 1696

                                 TRUST AGREEMENT

                                                            Dated: July 26, 2016

     This Trust Agreement among Advisors Asset Management, Inc., as Depositor, Evaluator and Supervisor, and The Bank of New York Mellon, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Advisors Disciplined Trust, Effective for Unit Investment Trusts Investing in Equity Securities Established On and After May 1, 2016" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:

    1. The Securities listed in the Schedules hereto have been deposited in trust under this Trust Agreement.

    2. The fractional undivided interest in and ownership of a Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under "Understanding Your Investment--Statement of Financial Condition_Number of Units" in the Prospectus for the Trust.





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    3.  The aggregate number of Units described in Section 2.03(a) for a Trust is that number of Units set forth under "Understanding Your Investment-- Statement of Financial Condition--Number of Units" in the Prospectus for the Trust.

    4. The term "Deferred Sales Charge Payment Dates" for a Trust shall mean the dates specified for deferred sales fee installments under "Investment Summary--Fees and Expenses" in the Prospectus for the Trust.

    5. The term "Distribution Date" for a Trust shall mean the "Distribution dates" set forth under "Investment Summary--Essential Information" in the Prospectus for the Trust.

    6. The term "Mandatory Termination Date" for a Trust shall mean the "Termination Date" set forth under "Investment Summary--Essential Information" in the Prospectus for the Trust.

    7. The term "Record Date" for a Trust shall mean the "Record dates" set forth under "Investment Summary--Essential Information" in the Prospectus for the Trust.

    8.  For purposes of the definition of the term "Income Distribution",
Section 3.05(b)(ii)(B) shall apply to any Trust that is a RIC that has monthly Distribution and Record Dates and Section 3.05(b)(ii)(A) shall apply to all other Trusts.

    9. The Depositor's annual compensation as set forth under Section 3.13 shall be that dollar amount per 100 Units set forth under "Investment Summary-- Fees and Expenses--Annual operating expenses--Supervisory, evaluation and administration fees" in the Prospectus for the Trust.

   10. The Trustee's annual compensation as set forth under Section 7.04 shall be $0.0105 per Unit.


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     IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                                ADVISORS ASSET MANAGEMENT, INC.


                                By     /s/ ALEX R. MEITZNER
                                  ------------------------------
                                      Senior Vice President




                                THE BANK OF NEW YORK MELLON


                                By     /s/ GERARDO CIPRIANO
                                  -----------------------------
                                             Vice President















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                          SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED

                                       IN

                         ADVISORS DISCIPLINED TRUST 1696

Incorporated herein by this reference and made a part hereof is the schedule set forth under "Investment Summary--Portfolio" in the Prospectus for each Trust.






















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